Exhibit 107

Calculation of Filing Fee Tables

Form S-8

CS Disco, Inc.

Table 1 — Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.005 per share, 2021 Equity Incentive Plan	Other(2)	3,016,462(4)	$5.18	$15,638,847.24	0.00015310	$2,394.31

	Equity	Common Stock, par value $0.005 per share, 2021 Employee Stock Purchase Plan	Other(3)	603,292(5)	$4.41	$2,658,602.27	0.00015310	$407.03

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	$18,297,449.51	—	$2,801.34

	Total Fees Previously Paid				—	—	—	—

	Total Fee Offsets				—	—	—	$2,801.34

	Net Fee Due				—	—	—	—

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 19, 2025.

(3)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 19, 2025, multiplied by 85.0%, which is the percentage of the price per share applicable to purchases under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(4)

Represents an automatic annual increase equal to 5.0% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding year, which annual increase is provided by the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”).

(5)

Represents an automatic increase equal to 1.0% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding year, which annual increase is provided by the 2021 ESPP.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims(1)	CS Disco, Inc.	S-8	333-266199	July 18, 2022	—	$2,801.34(1)	Equity	Common Stock, par value $0.005 per share	4,366,966	139,742,912.00	—

Fee Offset Sources(1)	CS Disco, Inc.	S-8	333-266199	—	July 18, 2022	—	—	—	—	—	$2,801.34(1)(2)

(1)

The Registrant previously filed a registration statement on Form S-8 (No. 333-266199) on July 18, 2022 (the “Prior Registration Statement”), which registered up to 4,366,966 shares of Common Stock of the Registrant with a proposed maximum aggregate offering price of $139,742,912.00, issuable upon the vesting and exercise of a performance stock option award (the “Performance Award”). No securities were issued under Prior Registration Statement and the Performance Award was cancelled effective September 10, 2023. Pursuant to Rule 457(p), the Registrant is offsetting $2,801.34 of the fees associated with this Registration Statement from the filing fee previously paid in connection with the Prior Registration Statement.

(2)

The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $12,954.17. The Registrant previously filed an additional registration statement on Form S-8 (No. 333-277283) on February 22, 2024 (the “2024 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant offset the total registration fee due under the 2024 Registration Statement of $3,853.50 from the fees previously paid in connection with the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $2,801.34 from the fees previously paid in connection with the Prior Registration Statement, with $6,299.33 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.